UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed By:   The Registrant ☑  A Party Other Than The Registrant ☐

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-2

PACIFICNET INC.
(Name of Registrant as Specified In Its Charter)

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[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

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(5)	TOTAL FEE PAID:

[ ]	Fee previously paid with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	AMOUNT PREVIOUSLY PAID:

(2)	FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

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(4)	DATE FILED:

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of
PACIFICNET, INC.
To Be Held On:
Wednesday, October 17, 2007, at 1:00 PM (Beijing Time)
The Company’s Executive Offices, Beijing, China
23/F, Building A, TimeCourt, No. 6 Shuguang Xili
Chaoyang District, Beijing, China 100028

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before October 3, 2007.

Please visit www.pacificnet.com/proxy, where the following materials are available for view:
            •  Notice of Annual Meeting of Stockholders
    •  Proxy Statement
    •  Form of Electronic Proxy Card
    •  Annual Report on Form 10-K

To request material: Telephone:  605-229-6678  E-mail:proxy@pacificnet.com
Website: www.pacificnet.com/proxy

Voting:
ONLINE: To access your online proxy card, please visit www.voteproxy.comand follow the on-screen instructions.
- OR -
IN PERSON: You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time on October 15, 2007.

Please do not return this card.

1.	To elect seven (7) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	2.	To ratify the appointment of Kabani & Company, Inc. as the Company's independent auditors.
	NOMINEES:	3.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof
	Tony Tong Victor Tong ShaoJian (Sean) Wang Tao Jin Jeremy Goodwin Michael Chun Ha Ho-Man (Mike) Poon

These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is August 20, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

To obtain directions to attend the Annual Meeting and vote in person, please call Investor Relations at 605-229-6678.